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                                    EXHIBIT 10.54

                     AMENDMENT TO MANUFACTURING SUPPLY AGREEMENT


     This Amendment to the Manufacturing Supply Agreement (the "Amendment") dated this ninth (9th) day of December, 1997, is made by and between Vista Medical Technologies, Inc. ("Vista"), a Delaware Corporation, located at 5451 Avenida Encinas, Suite A, Carlsbad, CA 92008 and Kaiser Electro-Optics, Inc., ("KEO"), a California Corporation located at 2752 Loker Avenue West, Carlsbad, CA 92008.

     Reference is made to the Manufacturing Supply Agreement dated July 19, 1995 by and between Vista and KEO. Terms used herein and not otherwise defined shall have the meaning as set forth in the Manufacturing Supply Agreement.

     WHEREAS, Vista and KEO desire to amend the Manufacturing Supply Agreement in the manner hereinafter provided;

     NOW, THEREFORE, in consideration of the agreements set forth herein, Vista and KEO hereby amend the Manufacturing Supply Agreement as of the date set forth above (the "Effective Date") as follows:

     1. Paragraph three under Recitals is revised to read "WHEREAS, Vista desires to have KEO manufacture Product as such shall be hereinafter defined, and"

     2. A "DEFINITIONS" section shall be added between RECITALS and AGREEMENT and shall read as follows:

     DEFINITIONS

     PRODUCT. "PRODUCT" means the optical modules including the MHMD electronics for the current configuration of the MHMD and any reasonable functional derivative thereof.

     MEDICAL MARKETPLACE. "MEDICAL MARKETPLACE" means surgical, clinical, including clinical research, medical diagnostic and interventional applications.

     3. Item 2 is amended to delete the words "consisting of the head-mounted display optical subassembly of the MHMD," from the first sentence.

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     4.   Item 8 is revised to read:  "KEO shall maintain product liability insurance in effect to cover any manufacturing deficiencies in its Product caused by non-conformance to the product specification. KEO will indemnify, hold harmless, and defend Vista, including Vista's dealers and agents, from and against any claim, demand, liability, loss, damage, suit or judgment in connection with use of the Product caused by KEO's failure to deliver such Product in accordance with the warranties set forth in this Agreement or KEO's gross negligence or willful misconduct, provided, however, that the term of the warranty specified in Item 10 does not apply to this Item 8. KEO will not be liable for any failures of the MHMD caused by manufacturing or design defects in anything other than its own manufacturing of Product."

     5. Item 9 is revised to read: "KEO will indemnify, hold harmless and defend Vista, including Vista's dealers and agents, from and against any claim, demand, liability, loss, damage, suit, or judgment in connection with use of the Product caused by KEO's failure to deliver such Product in accordance with the warranties set forth in this Agreement or KEO's gross negligence or willful misconduct, provided, however, that the term of the warranty specified in Item 10 does not apply to this Item 9. Vista will indemnify, hold harmless and defend KEO, including KEO's affiliates, employees, and agents from and against any claim, demand, liability, loss, damage, suit or judgment in connection with use of the Product caused by reasons other than KEO's failure to deliver such Product in accordance with the warranties set forth herein or KEO's gross negligence or willful misconduct."

     6. The first sentence in Item 11 is amended to read "The duration of this agreement is five (5) years from the Effective Date of the Amendment provided it is not terminated sooner pursuant to paragraph 12."

     7. The first sentence in Item 12(a) is amended to read "If either party has defaulted or failed to perform a material obligation arising...".

     8. Item 12(d) shall be added and read as follows: "If KEO is out of continuous production for a period of six (6) calendar months and is not in

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receipt of a follow on production contract due to the lack of a VMTI Purchase
Order, the MSA can be terminated by KEO."

     9. Item 13(c) is amended to insert the words "by KEO" after "for reasons other than a breach."

     10. Item 19 is amended to change the address of Vista Medical Technologies, Inc. to read:

                                       5451 Avenida Encinas, Suite A
                                       Carlsbad, CA  92008


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the respective duly authorized representatives as of the effective date.


     VISTA MEDICAL TECHNOLOGIES, INC.


     By: /s/ John Lyon
        --------------------------------
     Its: President
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     KAISER ELECTRO-OPTICS, INC.


     By: /s/ Jerome T. Carallo
        --------------------------------
     Its: President
         -------------------------------